Exhibit 3.40

Microfilm Number

Filed with the Department of State on

Entity Number 2587142

Secretary of the Commonwealth

ARTICLES OF INCORPORATION-FOR PROFIT

OSCB: 15-130612102J2303I27(J2J291J3{l1 02A (Rev 90)

Indicate type of domestic corporation (check one):

☒ Business stock (15 PaC.S. § 1306)	☐ Management (15 PaC.S. § 2702)

☐ Business nonstock (15 PaC.S. § 2102)	☐ Professional (15 PaC.S. § 2903)

☐ Business-statutory dose (15 Pa.C.S. § 2303)	☐ Cooperative (15 PaC.S. § 7102A)

In compliance with the requirements of the applicable provisions of 15 PaC.S. (relating to corporation incorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

•	The name of the corporation is: 4721 RT OF PENNSYLVANIA, INC.

•	The (a) address of this corporation’s initial registered office in this Commonwealth or (b) name of its commercial office provider and the county of venue is:

(a) 1700 Market Street, Suite 1416, Philadelphia, PA 19103 Phila. County

Number and Street	City	State	Zip	County

(b) c/o:

Name of Commercial Registered Office Provider

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

The name and address, including street and number, if any, of each incorporator is:

Name	Address
c/o Goldstein, Friedbero, Kelly & Dub row, P.C.
Joan Bernard	1700 Market Street, Suite 1416, Philadelphia, PA

The specified effective date, if any, is: _

month	day	year	hour, if any

Any additional provisions of the articles, if any, attach an a 1/2 x 11 sheet statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any: class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. §77a et seq.).

SCB:1S-t3067Z102JZ303/2T02.I2903f7102A             (Rev 90)-2

Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 17th day of June 1994.

/s/ Joan Bernard
(Signature)	(Signature)